                                 PRESENTATION TO THE BOARD OF DIRECTORS OF HUSKY

                                 REGARDING PROJECT TERRAPIN

                                 UPDATE ON PROCESS AND REBUTTAL TO GOLDMAN
                                 SACH'S ANALYSIS


                                 October 14, 1998

PROJECT TERRAPIN

Overview

- The following materials were prepared to provide Husky's Board of Directors with a background to determine its alternatives with respect to the acquisition of the minority interest in Terrapin

         -        Review of transaction process

         - Preliminary rebuttal to Goldman Sachs' preliminary valuation analysis

         -        Determine Husky's negotiating strategy

         -        Next steps

- It is important to note that the Goldman Sachs presentation to Merrill Lynch was not characterized as a full range of valuation methodologies or as reflecting the complete analysis shared with the Special Committee

[MERRILL LYNCH LOGO]

PROJECT TERRAPIN

Transaction Overview


TRANSACTION:                                      Acquisition of minority interest in Terrapin

OFFER PRICE PER SHARE:                            $37.00

PREMIUM TO MARKET: (1)                            19.4%

TOTAL OFFER VALUE FOR MINORITY INTEREST:  (2)     $444.9 million

CONSIDERATION:                                    Cash

ACCOUNTING TREATMENT:                             Purchase Accounting

ANNUAL GOODWILL CHARGE:                           $9.5 million

COST OF ACQUISITION FINANCING:                    7.25%


(1) Terrapin's share price was $31.00 as of the announcement date (July 7, 1998).

(2) Assumes purchase of 11.4 million shares of Terrapin not currently owned by Husky and the in-the-money spread on all outstanding options.

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

PROJECT TERRAPIN

Overview of Process Since Offer

JULY 7 Husky publicly announced proposal to acquire the 48% of Terrapin it does not already own for $37.00 per share in cash

JULY 7 Terrapin establishes Special Committee of independent directors to review Husky's offer

AUGUST 3                   Special Committee retains Wachtell Lipton and Goldman
                           Sachs as advisors

AUGUST 3 - SEPTEMBER 13    Goldman Sachs conducts due diligence with Terrapin
                           management and meets with Special Committee

SEPTEMBER 14               Husky management and Special Committee discuss next
                           steps leading to meeting between financial advisors

SEPTEMBER 17               Goldman Sachs shares preliminary valuation views and
                           methodology with Merrill Lynch in initial meeting between financial advisors

OCTOBER 1                  Husky management, Merrill Lynch and Jones Day conduct
                           due diligence on Terrapin pipeline in Rockville.
                           Attendees include Terrapin management, Special
                           Committee Chairman, Goldman Sachs and Wachtell Lipton

OCTOBER 8                  Husky management and Merrill Lynch conduct due
                           diligence on Terrapin base projections. Attendees include Terrapin management, Special Committee
                           Chairman and Goldman Sachs

OCTOBER 14                 Husky telephonic board meeting

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
PROJECT TERRAPIN

Comparative Stock Price Performance - 7/8/98 to Present (2)

                                               COMPOSITE OF
                                                 TERRAPIN
        DATE                TERRAPIN            COMPARABLES           S&P 500
        ----                --------            -----------           -------
       7/8/98                100.0%               100.0%                 100.0%
       7/9/98                100.0%                99.3%                  99.2%
       7/10/98               100.0%                99.8%                  99.2%
       7/13/98               100.8%                99.9%                  99.3%
       7/14/98               100.0%               101.0%                  99.7%
       7/15/98               100.0%               100.7%                 100.1%
       7/16/98                99.8%               101.5%                 102.5%
       7/17/98                99.0%               101.7%                 102.1%
       7/20/98                99.4%               101.5%                 101.5%
       7/21/98                99.0%                99.9%                 101.1%
       7/22/98                99.0%                99.8%                 100.6%
       7/23/98                98.9%                97.7%                  98.9%
       7/24/98                98.7%                97.8%                  97.8%
       7/27/98                98.2%                98.4%                  97.1%
       7/28/98                98.1%                96.9%                  96.3%
       7/29/98                98.4%                96.5%                  96.6%
       7/30/98                98.1%                98.0%                  97.2%
       7/31/98                98.2%                96.1%                  95.9%
       8/3/98                 98.7%                95.4%                  94.0%
       8/4/98                 96.8%                91.9%                  92.8%
       8/5/98                100.6%                92.7%                  92.1%
       8/6/98                 98.1%                93.4%                  93.8%
       8/7/98                 98.5%                93.4%                  96.4%
       8/10/98                98.9%                92.9%                  96.4%
       8/11/98                96.8%                91.7%                  93.9%
       8/12/98                96.4%                93.0%                  95.3%
       8/13/98                96.8%                92.2%                  95.5%
       8/14/98                96.1%                91.1%                  95.3%
       8/17/98                96.1%                92.9%                  95.9%
       8/18/98                95.9%                94.4%                  97.4%
       8/19/98                95.5%                94.1%                  96.5%
       8/20/98                94.8%                93.6%                  96.4%
       8/21/98                94.8%                92.7%                  95.0%
       8/24/98                95.5%                93.3%                  95.8%

                                               COMPOSITE OF
                                                 TERRAPIN
        DATE                TERRAPIN            COMPARABLES           S&P 500
        ----                --------            -----------           -------
       8/25/98                94.2%                93.7%                95.1%
       8/26/98                90.6%                93.0%                93.6%
       8/27/98                88.3%                89.4%                91.3%
       8/28/98                86.4%                88.1%                89.9%
       8/31/98                86.0%                82.1%                84.4%
       9/1/98                 88.3%                85.2%                87.1%
       9/2/98                 89.8%                84.9%                88.8%
       9/3/98                 88.6%                84.2%                87.7%
       9/4/98                 89.3%                83.5%                87.0%
       9/8/98                 92.2%                87.7%                89.1%
       9/9/98                 91.6%                86.3%                87.1%
       9/10/98                90.9%                84.0%                85.8%
       9/11/98                89.0%                86.5%                88.0%
       9/14/98                88.3%                88.3%                87.4%
       9/15/98                89.9%                89.0%                87.7%
       9/16/98                90.9%                89.6%                89.2%
       9/17/98                92.9%                87.4%                87.3%
       9/18/98                94.6%                87.5%                88.7%
       9/21/98                94.2%                87.8%                88.6%
       9/22/98                92.9%                88.3%                89.8%
       9/23/98                92.9%                91.4%                91.5%
       9/24/98                90.9%                89.4%                89.3%
       9/25/98                90.7%                89.6%                88.5%
       9/28/98                90.9%                89.9%                88.1%
       9/29/98                85.7%                89.9%                88.3%
       9/30/98                86.7%                87.2%                87.6%
       10/1/98                86.2%                84.6%                85.3%
       10/2/98                87.3%                86.0%                85.5%
       10/5/98                86.4%                84.8%                84.1%
       10/6/98                86.0%                84.4%                83.6%
       10/7/98                81.2%                83.2%                81.8%
       10/8/98                79.2%                82.3%                80.5%
       10/9/98                84.4%                84.4%                82.1%

(1) Includes: Beckman Coulter, Bio Rad Labs, C.R. Bard, Cambrex, Dionex, Millipore, Nycomed Amersham, Perkin Elmer, Sigma Aldrich, Techne, Thermo BioAnalysis, VWR Scientific Products and Waters.

(2)      Source:  One Source Information Services, Inc.

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

PROJECT TERRAPIN

Terrapin Stock Price Performance - 7/8/98 to Present (1)


        DATE                TERRAPIN             S&P 500             TERRAPIN
        ----                --------             -------             --------
       7/8/98                $38.50              $1,166.38          2,651,800
       7/9/98                 38.50               1,158.56            392,700
       7/10/98                38.50               1,164.31            179,900
       7/13/98                38.81               1,165.19             20,100
       7/14/98                38.50               1,177.56            114,900
       7/15/98                38.50               1,174.81             20,200
       7/16/98                38.44               1,184.00            116,300
       7/17/98                38.13               1,186.75            169,500
       7/20/98                38.25               1,184.13             39,900
       7/21/98                38.13               1,165.06             23,600
       7/22/98                38.13               1,164.06            132,700
       7/23/98                38.06               1,139.75             88,200
       7/24/98                38.00               1,140.81             29,800
       7/27/98                37.81               1,147.25             25,700
       7/28/98                37.75               1,130.25              8,200
       7/29/98                37.88               1,125.19             19,800
       7/30/98                37.75               1,142.94              3,100
       7/31/98                37.81               1,120.69             27,400
       8/3/98                 38.00               1,112.44             25,300
       8/4/98                 37.25               1,072.13             57,500
       8/5/98                 38.75               1,081.44             47,800
       8/6/98                 37.75               1,089.63             56,900
       8/7/98                 37.94               1,089.44             37,700
       8/10/98                38.06               1,083.13            194,300
       8/11/98                37.25               1,069.00             82,900
       8/12/98                37.13               1,084.25              2,900
       8/13/98                37.25               1,074.94             63,200
       8/14/98                37.00               1,062.75             51,400
       8/17/98                37.00               1,083.69             49,400
       8/18/98                36.91               1,101.19            110,600
       8/19/98                36.75               1,098.06             39,100
       8/20/98                36.50               1,091.63              6,900
       8/21/98                36.50               1,081.25              3,800
       8/24/98                36.78               1,088.13              2,400


        DATE                TERRAPIN             S&P 500             TERRAPIN
        ----                --------             -------             --------
       8/25/98               $36.25            $1,092.88                85,200
       8/26/98                34.88             1,084.19                27,400
       8/27/98                34.00             1,042.56                35,800
       8/28/98                33.25             1,027.00                64,000
       8/31/98                33.13               957.25               153,600
       9/1/98                 34.00               994.25               244,100
       9/2/98                 34.56               990.47                 1,900
       9/3/98                 34.13               982.25                71,400
       9/4/98                 34.38               973.88                 6,300
       9/8/98                 35.50             1,023.47                12,400
       9/9/98                 35.25             1,006.19                11,800
       9/10/98                35.00               980.19                67,200
       9/11/98                34.25             1,009.06                31,300
       9/14/98                34.00             1,029.75               191,200
       9/15/98                34.63             1,037.69                 5,800
       9/16/98                35.00             1,045.50                20,300
       9/17/98                35.75             1,018.88                 1,000
       9/18/98                36.44             1,020.09                21,900
       9/21/98                36.25             1,023.88                 4,600
       9/22/98                35.75             1,029.63                 5,500
       9/23/98                35.75             1,066.06                24,900
       9/24/98                35.00             1,042.75                 9,500
       9/25/98                34.94             1,044.75               112,400
       9/28/98                35.00             1,048.69                 7,600
       9/29/98                33.00             1,049.00                81,500
       9/30/98                33.38             1,017.00               478,800
       10/1/98                33.19               986.38               216,300
       10/2/98                33.63             1,002.59                13,700
       10/5/98                33.25               988.56                 7,800
       10/6/98                33.13               984.59                27,800
       10/7/98                31.25               970.69               130,300
       10/8/98                30.50               959.44               108,000
       10/9/98                32.50               984.38                89,300

(1)      Source:  One Source Information Services, Inc.

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
PROJECT TERRAPIN

Terrapin Trading Volume Analysis, 7/8/98 to Present (1)
(Shares in thousands)


                        TOTAL VOLUME TRADED IN THIS RANGE

               CLOSING STOCK PRICE RANGE                                    SHARES TRADED                           PERCENT TRADED
               -------------------------                                    -------------                           --------------
                     $30.50-$31.50                                               238                                      3.28%
                     $31.50-$32.50                                                 0                                      0.00
                     $32.50-$33.50                                             1,119                                     15.40
                     $33.50-$34.50                                               594                                      8.17
                     $34.50-$35.50                                               264                                      3.63
                     $35.50-$36.50                                               156                                      2.14
                     $36.50-$37.50                                               470                                      6.47
                     $37.50-$38.50                                               998                                     13.74
                     $38.50-$39.50                                             3,427                                     47.17

                   TOTAL VOLUME TRADED AT OR BELOW THIS RANGE

                  CLOSING STOCK PRICE                                        CUMULATIVE                            PERCENT OF TOTAL
                AT OR BELOW THIS RANGE                                      SHARES TRADED                            VOLUME TRADED
                ----------------------                                      -------------                            -------------
                        $31.50                                                    238                                     3.28%
                        $32.50                                                    238                                     3.28
                        $33.50                                                  1,357                                    18.68
                        $34.50                                                  1,951                                    26.85
                        $35.50                                                  2,215                                    30.48
                        $36.50                                                  2,371                                    32.62
                        $37.50                                                  2,841                                    39.09
                        $38.50                                                  3,839                                    52.83
                        $39.50                                                  7,267                                   100.00

(1) Source: One Source Information Services, Inc; Based on closing price of Terrapin.

[MERRILL LYNCH LOGO]

PROJECT TERRAPIN


Transaction Rationale

- Terrapin continues to represent a unique acquisition opportunity for Husky

         -        Intimate knowledge of businesses and prospects reduces risk

         -        Terrapin has been an attractive investment

         -        Good working relationship with management

- Terrapin possesses many attributes of a successful acquisition candidate

         -        Strong market shares in core products

         -        Solid historical track record of delivering plan results

         -        Good management team

-        In addition, Husky continues to believe in Terrapin's long term plan

         -        9.5% revenue growth fueled by strong pipeline

         -        15.0% profit growth

-        Additionally, a Terrapin acquisition has strong strategic rationale

         - Provides catalyst to "transform" Husky into a higher growth, specialty business

         -        Allows Husky to focus on three, wholly-owned core businesses

         - Combined with the sale of packaging coatings, sends a clear signal of Husky's focus in growth businesses

- As a result, Husky management continues to support the transaction at $37.00 per Terrapin share

[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
Valuation Methodology Used By Financial Advisor To Special Committee

- Goldman Sachs presented preliminary "negotiating" views on value to Merrill Lynch

- The presentation was not characterized as a full range of valuation methodologies or as reflecting the complete analysis shared with the Special Committee

-     Goldman Sachs valued two discreet sets of cash flows

       -     Base strategic plan

       -     "Incremental" pipeline

                             BASE BUSINESS                                            PIPELINE
                             -------------                                            --------
 FORECAST:

                  -  Significant revenue growth with mature products and   -  Significant "incremental" pipeline revenue and profits
                     carve-out of pipeline revenue and profits             -  Ability to commercialize technology on a large scale
                  -  No reduction due to global macroeconomic crises          without proven track record
                  -  Projected market share gains with minimal impact on   -  Significant market penetration at attractive gross
                     pricing                                                  margins
                                                                           -  Minor competitor response
                                                                           -  Limited, if any, technological obsolescence
                                                                           -  Shift in R&D focus away from core businesses
                                                                           -  High probability of success weightings

 EXIT MULTIPLES:

                  -  Exit multiple range of 14x to 16x EBIT                -   Exit multiple range of 17x to 18x EBIT
                  -  Implied perpetuity growth rate of 6% to 7% on stable  -   Implied perpetuity growth rate of 21% to 26% on a
                     core lab products business at an 11% discount rate        discreet set of products

[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
Terrapin Management Projections
(U.S. dollars in millions, except per share data)


                                                     PROJECTED (1)                                    1998-2002
TERRAPIN BASE                   1998E        1999         2000        2001        2002                4 YR. CAGR

REVENUES                        $361.4      $395.7       $433.3      $474.4      $519.5                   9.5%
% Growth                            --        9.5%         9.5%        9.5%        9.5%

EBIT                             $59.7       $67.6        $76.8       $87.5       $99.8                  13.7%
% Margin                         16.5%       17.1%        17.7%       18.4%       19.2%

TERRAPIN PIPELINE

RISK ADJUSTED REVENUES            $1.6       $25.2        $64.6      $116.2      $164.5                 217.2%
% Growth                            --     1448.2%       156.6%       80.1%       41.6%

EBIT                              $0.5        $3.8        $12.5       $27.7       $46.7                 208.5%
% Margin                         31.7%       15.0%        19.4%       23.9%       28.4%

BASE + PIPELINE

NET SALES                       $363.0      $420.9       $497.9      $590.7      $684.0                  17.2%
% Growth                            --       15.9%        18.3%       18.6%       15.8%

EBIT                             $60.2       $71.4        $89.3      $115.2      $146.5                  24.9%
% Margin                         16.6%       17.0%        17.9%       19.5%       21.4%



(1) Projections provided by financial advisor to the Special Committee.


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
PROJECT TERRAPIN
Valuation of Base Business by the Financial Advisor to Special Committee



- The Goldman Sachs valuation was based only on discounted cash flows and was not portrayed as complete or as reflecting the complete analysis shared with the Special Committee

-    Husky believes the valuation is very aggressive

     - Aggressive projections of base business due to separate valuation of pipeline and no consideration of current macroeconomics events

     -    Aggressive exit multiples

     - Husky believes that the proper methodology for terminal values is to utilize perpetuity growth rates


                                  GOLDMAN SACHS
                             BASE BUSINESS VALUATION

 Forecast:

     - Essentially Terrapin's 1998-2000 strategic plan extrapolated to 2002 (9.5% revenue growth, constant gross margins); strategic plan based on detailed 1998 profit plan and extrapolated for 1999 and 2000 based on historical growth rates


 Exit Multiples:

     -    14x to 16x EBIT

          Based on "comparable" companies trading multiples some of which possess significantly higher growth prospects and margins

Perpetuity Growth:

     - Implied perpetuity growth rate of 6% to 7% at an 11% discount rate

Discount Rate:

     -    10% to 12%
          Based on inherent stability of base business


                                 HUSKY REBUTTAL


 Forecast:

     - Terrapin's 1998-2000 strategic plan sensitized for the following reasons:

     -    Revenue Growth Reductions

          -    carve-out of key pipeline revenues

          -    continued pricing pressure

          -    focus redirected away from core business

          -    global market growth reduction (short term)

 Exit Multiples:

     -    Implies 9x to 13x EBIT
          Consistent with similar "lab product" companies trading multiples


Perpetuity Growth:

     -    Perpetuity growth rate of 4% to 6%

Discount Rate:

     -    10% to 12%
          Based on WACC of comparable companies and characteristics of the business



[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
Hypothetical Sensitivity Analysis - Base Business



                                                                                            VALUATION
                                                                        PERPETUITY         DIFFERENTIAL
                                                   EBIT MULTIPLES      GROWTH RATES       PER SHARE (1)
                                                   --------------      ------------       -------------

 GOLDMAN SACHS' IMPLIED VALUATION
                        PER TERRAPIN SHARE            14x - 16x           6% - 7%               --



 SENSITIVITY TO TERMINAL VALUATION (2)                 9x -13x            4% - 6%         $ (14) - $ (9)


 INCREMENTAL SENSITIVITY TO PROJECTIONS (3)           9x - 13x            4% - 6%         $  (1) - $ (1)
                                                                                          -------------
  TOTAL VALUATION DIFFERENTIAL PER TERRAPIN SHARE                                         $(15) -  $(10)
                                                                                          =============

(1)   Based on an 11% discount rate.

(2) Valuation differential per Terrapin share due to a change in the prescribed terminal valuation methodology.

(3) Valuation differential per Terrapin share due to a 1.0 percentage point decrease in annual revenue growth over the projection period.


[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
Valuation Of Pipeline By The Financial Advisor To Special Committee

     - The Goldman Sachs valuation was based only on discounted cash flows and was not portrayed as complete or as reflecting the complete analysis shared with the Special Committee

     -    Husky believes the valuation is very aggressive

          -    Aggressive forecast due to high probability rates

          - Lack of historical precedent for commercializing new products on a large scale

          -    Aggressive exit multiples

          - Husky believes that the proper methodology on terminal values is to utilize perpetuity growth rates

                                    GOLDMAN SACHS
                             PIPELINE FORECAST VALUATION

 Forecast:

          - Probability adjusted pipeline forecast developed with Terrapin management

Probability
Assessment:

          -    Ranges of 40% to 90% with weighted average probability of 73% (1)

Exit Multiples:

          -    17x to 18x EBIT
               (Implied perpetual growth rate of 21% to 26%)

Discount Rate:

          -    25% to 30%


                                 HUSKY REBUTTAL

 Forecast:

          - Goldman Sachs pipeline forecast taken as given with adjustments made to probability weightings

Probability
Assessment:

          - Sensitized on average by approximately 30 percentage points; weighted average probability of 43% (1)

 Exit Multiples:

          - Perpetuity growth rates on the discreet pipeline of 6% to 8% to reflect market saturation, new competition and risk of technical obsolescence

Discount Rate:

          -    25% to 30%



(1) Weighted average based on 2002 revenue contribution.


[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
Hypothetical Sensitivity Analysis - Pipeline

                                                                              PERPETUITY            VALUATION
                                                                             GROWTH RATES         PER SHARE (1)
                                                                            -------------        --------------

 GOLDMAN SACHS' IMPLIED VALUATION
                         PER TERRAPIN SHARE                                 21% - 26% (1)              --


 SENSITIVITY TO TERMINAL VALUATION (2)                                         6% - 8%            $(10) - $(11)


 INCREMENTAL SENSITIVITY TO PROBABILITY WEIGHTINGS (3)                         6% - 8%             $(1) - $(2)


                   TOTAL VALUATION DIFFERENTIAL PER TERRAPIN SHARE                                $(11) - $(13)


                   CUMULATIVE VALUATION DIFFERENTIAL FOR

                      BASE BUSINESS & PIPELINE PER TERRAPIN SHARE                                 $(26) - $(23)




(1)  Based on 20%-25% discount rates.

(2)  Implied perpetuity growth rates based on 17x-18x EBIT exit multiple.

(3) Valuation differential per Terrapin share due to a change in the prescribed terminal value methodology.

(4) Valuation differential per Terrapin share due to a 30 percentage point decrease in probability weighting.


[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
Selected Comparable Publicly Traded Companies to Terrapin (1)

             1999PE TO 5-YR. GROWTH

    C.R. Bard                     1.58x
    Sigma-Aldrich                 1.40x
    Waters                        1.13x
    Perkin Elmer                  1.09x
    Dionex                        0.94x
    Techne                        0.91x
    Cambrex                       0.85x
    Beckman Coulter               0.77x
    Bio Rad Labs                  0.66x
    VWR Scientific Products       0.64x
    Millipore                     0.58x
    Thermo BioAnalysis            0.33x

            Offer Value (3) = 1.39x
                  Mean      = 0.91x
                 Median     = 0.88x


  ENTERPRISE VALUE AS A MULTIPLE OF 1998E EBIT

     Waters                       17.1x
     Beckman Coulter              16.9x
     C.R. Bard                    15.8x
     Perkin Elmer                 15.8x
     Millipore                    15.4x
     Sigma-Aldrich                11.9x
     Nycomed Amersham             11.2x
     Dionex                       10.2x
     Bio Rad Labs                  9.9x
     VWR Scientific Products       9.9x
     Cambrex                       9.8x
     Thermo BioAnalysis            5.3x

             Offer Value (3)    = 15.0x
                  Mean          = 12.1x
                 Median         = 10.9x


    EQUITY VALUE AS A MULTIPLE OF 1999E EPS

    Techne                         20.0x
    Perkin Elmer                   19.7x
    Waters                         19.2x
    C.R. Bard                      17.4x
    Sigma-Aldrich                  16.8x
    Nycomed Amersham               15.6x
    Millipore                      15.1x
    Dionex                         14.1x
    VWR Scientific Products        14.0x
    Beckman Coulter                13.1x
    Cambrex                        11.1x
    Bio Rad Labs                   10.6x
    Thermo BioAnalysis              8.3x

            Offer Value (3) = 20.8x
                  Mean      = 15.0x
                 Median     = 15.1x

(1) Share price and earnings projections (calendarized and based upon First Call estimates) are as of 10/9/98.

(2) Enterprise value is market value of equity plus long-term debt, short-term debt, market value of preferred stock and minority interest, less cash and cash equivalents.

(3)  Represents offer multiple at an offer price of $37.00 per Terrapin share.


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
PROJECT TERRAPIN
Analysis of Comparable Acquisitions - LTM EBITDA (1)

             LIFE SCIENCES INDUSTRY TRANSACTION VALUE TO LTM EBITDA

       DATE                   TARGET                         ACQUIRER                        MULTIPLE
       ----                   -------                        --------                        --------
     11/18/96          Amicom                          Millipore                                23.1x
     9/28/92           HemoCue                         Imcera Grp.                              21.5x
      9/2/97           Coulter                         Beckman                                  19.8x
      3/8/96           Synectics Med.                  Meditronic                               13.0x
     10/6/92           App. Bio sys.                   Perkin-Elmer                             12.2x
      7/1/97           Nycomed                         Amersham                                 10.8x
     8/25/97           Bio Whittaker                   Cambrex                                   9.3x
     1/21/97           Life Sci. Int.                  Thermo Instr.                             8.9x

                               Offer Value   = 13.2x
                                  Mean       = 14.8x
                                 Median      = 12.6x

                CHEMICAL INDUSTRY TRANSACTION VALUE TO LTM EBITDA

       DATE                    TARGET                         ACQUIRER                        MULTIPLE

     1/20/98           Allied Colloids                 Ciba Specialty                           14.4x
     10/28/96          Loctite                         Henkel                                   13.2x
     2/25/97           Petrolite                       Baker Hughes                             12.3x
      5/7/97           Unilever                        Specialty Chem. Imperial                 10.4x
     11/22/96          Thompson Minwax                 The Sherwin Williams Co.                 10.3x
     11/19/96          CPS Chem Co.                    Allied Colloids                          10.1x

                               Offer Value  = 13.2x
                                  Mean      = 11.8x
                                 Median     = 11.4x


(1) Transactions represent acquisition of control which may not be directly comparable to the acquisition of a minority stake.

(2)  Represents offer multiple at an offer price of $37.00 per Terrapin share.


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
PROJECT TERRAPIN
Pro Forma Accretion/(Dilution) Analysis - Terrapin Acquisition
(U.S. Dollars)



                                                        1999                  2000                   2001
                                                        ----                  ----                   ----

 OFFER PRICE PER SHARE    OFFER PREMIUM (1)                  PRO FORMA EPS ACCRETION/(DILUTION) (2)
 ---------------------    -----------------                  --------------------------------------

         $37.00                   19.4%                 (12.0%)                 (6.1%)                (0.4%)



                                                           PRO FORMA CASH EPS ACCRETION/(DILUTION) (3)
                                                           -------------------------------------------

         $37.00                   19.4%                   3.1%                   7.3%                 11.5%





(1)  Based on Terrapin share price of $31.00 as of the announcement date
     (7/7/98).

(2) Projections for Husky based on First Call earnings estimates and secular growth rate as of 6/22/98; Base business projections for Terrapin provided by the financial advisor to the Special Committee.

(3) Pro Forma cash EPS excludes the goodwill amortization charge associated with the Terrapin transaction.



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
PROJECT TERRAPIN
Pro Forma Accretion/(Dilution) Analysis - Terrapin Acquisition and Michigan Sale (U.S. Dollars)



                                                        1999                  2000                   2001
                                                        ----                  ----                   ----

 OFFER PRICE PER SHARE    OFFER PREMIUM (1)                  PRO FORMA EPS ACCRETION/(DILUTION) (2)
 ---------------------    -----------------                  --------------------------------------

         $37.00                   19.4%                 (14.5%)                 (9.7%)                (4.7%)



                                                           PRO FORMA CASH EPS ACCRETION/(DILUTION) (3)
                                                           -------------------------------------------

         $37.00                   19.4%                   0.6%                   3.7%                  7.1%





(1)  Based on Terrapin share price of $31.00 as of the announcement date
     (7/7/98).

(2) Projections for Husky based on First Call earnings estimates and secular growth rate as of 6/22/98; Michigan projections as per June 25, 1998 Board of Directors presentation; Base business projections for Terrapin provided by the financial advisor to the Special Committee.

(3) Pro Forma cash EPS excludes the goodwill amortization charge associated with the Terrapin transaction.


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